McAFEE & TAFT
A PROFESSIONAL CORPORATION
10th Floor . Two Leadership Square
211 North Robinson . Oklahoma City, OK 73102-7103
(405) 235-9621 . FAX (405) 235-0439
www.mcafeetaft.com



                                 April 27, 2006




American Fidelity Assurance Company
2000 North Classen Boulevard
Oklahoma City, Oklahoma  73106

                                   Re:  American  Fidelity Separate Account A -
                                        Post Effective Amendment No. 54 to
                                        Form N-4 Registration  Statement
                                        (Nos. 2-30771 and 811-01764)

Ladies and Gentlemen:

       You have requested our opinion in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 54 to the above-referenced Registration Statement on Form N-4 for the AFPR1ME GROWTH(R) Variable Annuity contract (the "Contract") to be issued by American Fidelity Assurance Company ("AFA") and its separate account, American Fidelity Separate Account A.

       We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

       Based on the foregoing, we are of the opinion that:

       (1) American Fidelity Separate Account A is a separate account as the term is defined in Section 2(a)(37) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

       (2) Upon acceptance of purchase payments made by a contract owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, the Contract and the interests therein, will have been legally issued, and will represent binding obligations of AFA, provided that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

       You may use this opinion letter as an exhibit to the Registration Statement. We consent to the reference to our firm under the caption "Legal Opinion" contained in the Statement of Additional Information which forms a part of the above-referenced Registration Statement.

                                       Very truly yours,

                                  MCAFEE & TAFT A PROFESSIONAL CORPORATION
                                  McAfee & Taft A Professional Corporation